October 13, 1997




BETA OIL & GAS, INC.
901 Dove Street, Suite 230
Newport Beach, California 92660

Attention:  Steve Antry
            President

Re:      Purchase and Sale Agreement
         Lapeyrouse Area
         Terrebonne Parish, Louisiana

Gentlemen:

         This will evidence the "Purchase  and Sale  Agreement"  provided for in
Article 5 of that certain Letter of Intent dated September 18, 1997 between Beta Oil & Gas, Inc. ("Beta" herein) and Laurent Oil & Gas, Inc. ("Laurent" herein) relative to Laurent's "Look-Back Interests", hereinafter defined.

1. Laurent represents that Laurent has the exclusive right to acquire the following described undivided interests ("Look-Back Interests" herein) in and to those oil, gas and mineral leases and geophysical options set out and described in Exhibits "A" through "D" hereto ("Leases" herein) and made a part hereof for all purposes:

         (a)6.25% as to rights between the surface and the stratigraphic equivalent depth of the base of the Duval Sand,

         (b)75.0% of 6.25% or 4.6875% as to rights between the stratigraphic equivalent depth of the base of the Duval Sand and one hundred feet (100') below the stratigraphic equivalent depth of the base of the Dularge Sand, and

         (c)25.0% of 6.25% or 1.5625% as to rights below one hundred feet (100') below the stratigraphic equivalent depth of the base of the Dularge Sand,

in and to the Leases described in Exhibit A within the boundaries of the "Contract Area", defined in that certain 3-D Seismic Participation Agreement dated May 30, 1996 by Fina Oil and Chemical Company, et al (Group Leases),

         (d)50.0% of 6.25%, or 3.125% between the surface and one hundred feet (100.0') below the stratigraphic equivalent depth of the base of the Dularge Sand, and

         (e)25.0% of 6.25%, or 1.5625% below one hundred feet (100.0') below the stratigraphic equivalent depth of the base of the Dularge Sand,

in and to those Leases described in Exhibits B and C within the boundaries of the Contract Area (AMI Leases),

         (f)6.25% interest, all rights to all depths,

in and to those Leases described in Exhibit A, outside the boundaries of the Contract Area, and Exhibit D (Starboard West and South Leases),

         (g)50.0% of 6.25%, or 3.125% between the surface and one hundred feet (100.0') below the stratigraphic equivalent depth of the base of the Dularge Sand, and

         (h)25.0% of 6.25%, or 1.5625% below one hundred feet (100.0') below the stratigraphic equivalent depth of the base of the Dularge Sand,

in and to any lease, geophysical option or other contract for the right to explore for oil or gas or creating a mineral servitude within the boundaries of the Contract Area, other than the Leases,

         (i)6.25%, all rights to all depths,

in and to any lease, geophysical option and any other contract for the right to explore for oil or gas or creating a mineral servitude outside the boundaries of the Contract Area but within the boundaries of the "Area of Mutual Interest" for Exploration Agreement - Starboard dated February 19, 1996 by Frontier Natural Gas Corporation, et al, ("Exploration Agreement - Starboard"), and

         (j)the 2-d and 3-d Data to be acquired by Laurent under the "Frontier Agreement" hereinafter defined.

2. Laurent further represents that the Look-Back Interests are subject to the following:



         (a)That certain Letter Agreement dated April 27, 1995 between Frontier Natural Gas Corporation, Polaris Exploration Corporation and Laurent, as amended by Amendment of Letter Agreement dated August 14, 1996 ("Frontier Agreement" herein).

         (b)The lessors' royalties.

         (c)An overriding royalty in favor of Laurent in the amount of 3.0% on Leases with lessor's royalty of 25.0% or less.

         (d)An overriding royalty in favor of Laurent in the amount of 1.5% on Leases with lessor's royalty of more than 25.0%.

3. Now therefore, for and in consideration of the sum of Four Hundred Fifty-six Thousand Two Hundred Fifty Dollars ($456,250), paid and payable as follows:

         (a) $45,625.00 earnest money and "Down Payment" received by Laurent on October 9, 1997, as provided in the Letter of Intent to extend the closing date by 15 days.

         (b) $ 33,935.56 to South Coast Exploration Company.
             $ 33,935.56 to SOCO Exploration, L.P.
             $ 90,494.83 to Frontier Natural Gas Corporation.
             $ 22,623.71 to HarCor Energy, Inc.
             $  7,541.24 to Matagorda Production Company.
             -----------
             $188,530.90

         upon receipt by Beta of assignments from such parties of the Look-Back Interests.

         (c) $222,094.10 to Laurent upon receipt by Beta of such assignments of the Look-Back Interests.

The checks in payment under (b) above have been delivered in escrow with Polaris Exploration Corporation to be distributed as provided in this Paragraph 3. Laurent does hereby bargain, grant, sell, assign and convey unto Beta, all Laurent's rights, title and interest in and to the Look-Back Interests. The sums specified are payable in cash, as consideration for Laurent's rights to the Look-Back Interests under the Frontier Agreement and which sums of money are non-refundable.

The assignments of the Look-Back Interests shall be considered "received" by Beta when delivered to Beta at the address listed above, or to Beta's attorney, Mr. Robert Redfearn, 1100 Poydras Street, 30th Floor, Energy Centre, New Orleans, Louisiana 70163. Assignments need not be recorded in the Parish or approved by the State Mineral Board to be considered received.

6. This Agreement and the rights herein conveyed are made without warranty, express or implied, even to the return of the purchase price, except as against the acts or omissions by, through or under Laurent, but such rights are conveyed with complete transfer and subrogation of all rights and actions in warranty against all other parties.

7. This Agreement is subject to the terms and provisions of the Letter of Intent; provided, however, in the event of a conflict between this Purchase and Sale Agreement and the Letter of Intent, the provisions of this Purchase and Sale Agreement shall take precedence.

8. The assignments of the Look-Back Interests shall be on forms of assignment substantially the same as the assignment attached hereto, marked Exhibit "E" and made a part hereof for all purposes.

9. Beta expressly agrees to fully protect, defend, indemnify and hold Laurent free and harmless from and against each and every claim, demand, liability or cause of action, on account of personal injury or death, property damage or lease maintenance matters (including the payment of royalties) arising after the date of this Agreement related directly or indirectly to the interests herein conveyed, operations related thereto or the agreements referenced herein, including, but not limited to, any costs, expenses, damages, attorneys' fees or losses in connection therewith which may be made or asserted by Beta, its employees, agents or servants, or by Laurent, its employees, agents or servants, or by third persons. Beta further agrees to fully protect, indemnify and hold Laurent and its officers, executives, supervisors, employees, successors and assigns free and harmless from and against each and every claim, demand, liability or cause of action on account of environmental damage arising out of or in connection with the interests herein conveyed, including, but not limited to, any costs, attorneys' fees or losses in connection therewith which may be made or asserted by any Federal, State or local agency. Beta agrees to fully assume and bear all of the obligations of Laurent with respect to the Look-Back Interests and the Leases, as provided for in the Frontier Agreement, Exploration Agreement - Starboard and 3-D Seismic Participation Agreement, including, but not limited to, the cost of acquiring Leases following the effective date of this Agreement.

10. If Beta elects to surrender a Lease or interest therein or other oil, gas and mineral lease or interest within the Area of Mutual Interest for the Frontier Agreement, including oil, gas and mineral leases acquired outside the definition of Look-Back Interest, Beta shall give Laurent written notice of such election at least sixty (60) days before such surrender date, and if Laurent elects to acquire such Lease, lease or interest therein, Beta shall assign all interest to Laurent thirty (30) days in advance of the proposed surrender date, free and clear of any burdens against the leasehold estate except those described in Section 4 above.

11. This Agreement is effective as of May 19, 1997.


                                                      *   *   *


         If  the  foregoing   correctly   reflects  your  understanding  of  our
Agreement, kindly sign one copy in the space provided below and return the same to Laurent, on or before November 15, 1997.


                                                    Very truly yours,

                                                    LAURENT OIL & GAS, INC.



                                                By:____________________________
                                                    J. Scott Laurent
                                                    President




ACCEPTED AND AGREED TO this the _____ day of November, 1997.

BETA OIL & GAS, INC.



By:________________________
   Steve Antry
   President